UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

American Vanguard Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13795	95-2588080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court
Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 260-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 10, 2025, American Vanguard Corporation (“Registrant” or the “Company”) issued a press release announcing its unaudited financial results for the three-month period ended September 30, 2025. The full text of the press release is linked hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on November 10, 2025, the Company held its previously announced earnings call regarding its unaudited financial results for the three- and nine-month periods ended September 30, 2025. A transcript of the earnings call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In the Company’s press release dated March 14, 2025, the Company disclosed preliminary Adjusted EBITDA (as defined below) for the full year ended December 31, 2024 of approximately $42 million. In connection with finalizing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company concluded that its Adjusted EBITDA for the period was $39.1 million.

The Company defines EBITDA as net income or net income attributable to the Company, adjusted for non-controlling interests, depreciation and amortization, provision for income taxes and interest expense. The Company defines Adjusted EBITDA as EBITDA as further adjusted for certain items management believes are not reflective of the underlying operations of our business, including but not limited to the exclusion of charges that are considered by management to be unusual and not representative of the company’s underlying performance and future prospects. In 2024 that included non-recurring expenses and the profit on sale of an asset that was not held for sale. The resulting Adjusted EBITDA measure is exactly aligned with the Company’s metric for its current credit facility agreement.

The Company uses Adjusted EBITDA to assess the operating results and effectiveness and efficiency of its business. The Company presents this non-GAAP financial measure because it believes that investors consider Adjusted EBITDA to be an important supplemental measure of performance, and that this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. As the Company continues to work through its transformation efforts, management believes that presenting Adjusted EBITDA provides an effective comparison between the Company and its industry peers. Non-GAAP financial measures as reported by the Company may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

For a reconciliation of the Company’s net income (loss) to Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024, see Exhibit 99.1. The following table sets forth a reconciliation of the Company’s net income (loss) to Adjusted EBITDA for the years ended December 31, 2024 and 2023:

(In thousands)

The information included in this Current Report on Form 8-K (including Exhibit 99.1 and 99.2 hereto) that is furnished pursuant to this Item 2.02 above and this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 and 99.2 hereto) that is furnished pursuant to this Item 2.02 above and this Item 7.01 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 10, 2025 of Registrant regarding financial results for the three month period ended September 30, 2025

99.2	Transcript of earnings call held November 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date:	November 12, 2025	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly Chief Information Officer, General Counsel & Secretary